                            AGREEMENT OF SALE


 This Agreement is entered into as of the eighteenth day of March, 1997 by and between Applied Cellular Technology, Inc., a Missouri corporation ("Buyer"), Stanley O. Hopper and Stephen M. Hopper (hereinafter referred to as "Sellers") and Hopper Manufacturing Co., a California corporation ("Acquiree").

WHEREAS, Stanley O. Hopper owns three million eight hundred thousand and one (3,800,001) shares, $-0- par value and Stephen M. Hopper owns two hundred thousand and one (200,001) shares, $-0- par value (the "Acquiree Shares") of the issued and outstanding common stock of Acquiree (representing one hundred percent (100%) of the currently issued and outstanding common stock of Acquiree); and

WHEREAS, Sellers desire to sell and Buyer desires to acquire one hundred percent (100%) of the Acquiree's shares (the "Sales Shares").

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.    Purchase and Sale of Acquiree Shares

      1.1 Sellers shall sell to Buyer and Buyer shall purchase from Sellers the Sale Shares at a closing of such sale (the "Closing") to be held at the place and on the date hereinafter provided (the "Closing Date").

      1.2 The purchase price (the "Price") shall be Seven Hundred Fifty Thousand Dollars ($750,000.00) in the form of restricted common shares of Buyer with demand registration rights. The number of shares has been determined by the market price of Buyer's shares as of January 1, 1997 as reflected in the NASDAQ bid price published in "The Wall Street Journal". Also, at the time of Closing, Buyer will also refinance certain outstanding debts of Acquiree. As part of such refinancing, Buyer will negotiate new financing which will allow Acquiree and Sellers to satisfy certain outstanding debt and other obligations. Upon the payment and satisfaction of these certain obligations, Stanley O. Hopper shall, in addition to the above, receive in cash an amount not to exceed ninety-eight thousand two hundred sixty-three dollars ($98,263.00). Such cash proceeds shall become available only in the event of the successful completion of the above-referenced refinancing.

            a. Buyer agrees that it will prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the one hundred seventy-nine thousand one hundred four (179,104) shares of Buyer's common stock issuable to Sellers pursuant to
Section 1.2 hereof (the "Registration Statement"). Buyer shall use its reasonable efforts to cause the Registration Statement to become effective within nine (9) months after the date of this Agreement. Buyer shall prepare and file with the Commission such amendments and supplements to the Registration Statement, including post-effective amendments and the prospectus used in connection therewith that may be necessary to keep such Registration Statement effective for a period of not less than nine (9) months and to comply with the provisions of the Securities Act of 1933, as amended, and the regulations promulgated pursuant thereto (the "Act").

                                                              AGREEMENT OF SALE
                                                                         Page 2

            b. Buyer shall use its reasonable efforts to cause all securities registered pursuant to the Registration Statement to be listed on the NASDAQ National Market System.

            c. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in the Registration Statement, the Buyer will use its reasonable best efforts to promptly obtain the withdrawal of such order.

            d. Buyer shall bear all costs, fees and expenses involved in the preparation and filing of Registration Statement, including, without limitation, accounting and auditing fees and expenses, expenses in connection with the state qualifications specified above, filing fees, legal counsel fees and expenses and printing expenses. Sellers, however, shall pay all applicable transfer taxes and brokerage commissions as a result of any sale by Sellers.

            e. In the event that any of the shares of common stock of Buyer delivered hereunder are issued by means of the Registration Statement, Buyer agrees to indemnify and hold harmless Sellers and their heirs, executors, representatives and assigns (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses, including, without limitation, reasonable legal fees (hereinafter referred to in the singular as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement of a material fact contained in the Registration Statement or any failure to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to Buyer in writing by Sellers for use in connection with the Registration Statement. Also, in that connection, Sellers agree to indemnify and hold harmless Buyer, each of its officers and directors (Buyer, its officers and directors and any such other persons being referred to collectively as "Indemnified Person") from and against any and all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the Registration Statement or any failure to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading to the extent that such claim is based upon, arises out of or results from information furnished to Buyer in writing by Sellers for use in connection with the Registration Statement. The indemnification set forth herein shall be in addition to any liability which Buyer or Sellers, respectively, may otherwise have to the Indemnified Person.

            f. Within five (5) days after receiving written notice of any claim in respect of which an Indemnified Person may seek indemnification under subsection 1.2(e) above, such Indemnified Person shall submit notice thereof to Buyer or Seller, as the case may be (sometimes referred to as an "Indemnifying Person"). The failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the Indemnifying Person to reduce such liability was adversely affected by such omission. The Indemnified Person and the Indemnifying Person shall cooperate with, and assist, one another in the defense of any claim and any action, suit or proceeding arising in connection therewith; provided, however, that the Indemnifying Person shall have the right to investigate and defend any claim and the Indemnified Person shall have the right to employ separate counsel and to

                                                              AGREEMENT OF SALE
                                                                         Page 3

participate in the defense of any claim, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Person. No settlement of any claim for indemnification under this Section shall be made without the consent of the Indemnifying Person.

            g. In the event that Buyer is unable to complete the Registration Statement by September 30, 1997, Sellers may, at their sole option, require Buyer to convey back to Sellers their respective shares in Hopper Manufacturing Company in exchange for the shares in Buyer or they may agree to extend the time for completion of the registration.

      1.3 At the Closing Date, Sellers will deliver a certificate representing the Sale Shares duly endorsed so as to make Buyer the sole holder thereof, free and clear of all claims and encumbrances. The Sale Shares are not registered under the Securities Act of 1933 as amended (the "Act"). The Sale Shares will be subject to a usual and appropriate stop transfer order on the books and records of Acquiree's transfer agent pertaining to securities not registered under the Act. The certificate for the Sale Shares delivered shall bear on its face the following restrictive legend:

      "No sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under the Securities Act of 1993, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Act is then, in fact, applicable to such shares".

2.    Loan Guarantees

      Stanley O. Hopper has personally guaranteed certain loans as previously disclosed (see separate Disclosure Schedule). Buyer hereby agrees to use reasonable efforts to have said guarantees released. If the appropriate lending institutions do not agree to release any or all of the personal guarantees, Buyer hereby agrees to indemnify Stanley O. Hopper in the event of a default on any of the obligations created by the loans.

      2.1 Buyer agrees to indemnify and hold harmless Stanley O. Hopper and his heirs, executors, representatives and assigns (an "Indemnified Person") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses, including, without limitation, reasonable legal fees (hereinafter referred to in the singular as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any default of the certain loans. The indemnification set forth herein shall be in addition to any liability which Buyer may otherwise have to the Indemnified Person.

      2.2 Within five (5) days after receiving written notice of any claim in respect of which an Indemnified Person may seek indemnification under Subsection 2.1 above, such Indemnified Person shall submit notice thereof to Seller, as the case may be (sometimes referred to as an "Indemnifying Person"). The failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (i) such liability was caused or increased by such omission, or (ii) the ability of the Indemnifying Person to reduce such liability was adversely affected by such omission. The Indemnified Person and the Indemnifying Person shall cooperate with, and assist, one another in the defense of any claim and any action, suit or proceeding arising in connection therewith; provided,

                                                              AGREEMENT OF SALE
                                                                         Page 4

however, that the Indemnifying Person shall have the right to investigate and defend any claim as the Indemnified Person shall have the right to employ separate counsel and to participate in the defense of any claim, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Person. No settlement of any claim for indemnification under this Section 2 shall be made without the consent of the Indemnifying Person.

3.    Representations of Sellers and Acquiree

      Sellers hereby represent and warrant, to the extent of the facts known to Sellers and Acquiree, that, effective as of the Closing Date, the representations listed below are true and correct.

      3.1 Sellers are the sole owners of four million and two (4,000,002) of the common shares issued and outstanding Shares of Acquiree; such Acquiree Shares are free from claims, liens or other encumbrances; and Sellers have the unqualified right to transfer and dispose of such shares.

      3.2 The Sale Shares constitute validly issued shares of Acquiree fully-paid and nonassessable.

      3.3 Acquiree has previously furnished unaudited financial statements dated January 31, 1997 (see separate Disclosure Schedule). The financial statements present fairly the financial condition of Acquiree of the respective dates of said balance sheets and the results of operations for the respective periods indicated in said statements of income and retained earnings and, in the case of each such interim statement, is subject to year-end adjustments consistent with past practice.

      3.4 To the best of Acquiree's knowledge, Acquiree has not been cited nor threatened with any citation for any violation of federal, state and local environmental protection laws or regulations. Further, to the best of Acquiree's knowledge, Acquiree has not violated any federal, state or local environmental protection laws or regulations.

      3.5 To the best of Sellers' knowledge, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Acquiree) pending or threatened against or affecting Acquiree, at law, or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of $5,000.00 in any one case or $10,000.00 in the aggregate, or which may result in any material adverse change aside from the monetary adverse judgment or liability) in the business, operations, properties or assets or in the condition, financial or otherwise, of Acquiree, except in each as listed and described in the Disclosure Schedule annexed hereto. To the best of Sellers' knowledge, Acquiree is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      3.6 Acquiree has, to its best knowledge, complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which it is aware.

                                                              AGREEMENT OF SALE
                                                                         Page 5

      3.7 All federal, state and local tax returns required to be filed by Acquiree have been duly filed. Federal income tax returns of Acquiree have been submitted to the Internal Revenue Service ("IRS") for all past fiscal years through the calendar year ended in 1995. All deficiencies by any taxing authority have either been paid or settled or are included in the amounts for accrued taxes shown on the respective balance sheet.

      3.8 Acquiree and Seller agree that any and all tax deficiencies disclosed on the balance sheet will be paid or settled prior to Closing.

      3.9   Since the date of the balance sheet, there has not occurred:

            a. any material and adverse change in the financial condition or operations of Acquiree;

            b. any damage, destruction or loss to or of any of the material assets or properties owned or leased by Acquiree;

            c. the creation or attachment of any lien against any of the currently issued and distributed common stock of Acquiree;

            d. any waiver, release, discharge, transfer or cancellation by Acquiree of any rights or claims of material value;

            e. any issuance by Acquiree of any securities (must include all debt or equity securities) or any merger or consolidation of Acquiree with any other person or any acquisition by Acquiree of the business of any other person;

            f. any incurrence, assumption or guarantee by Acquiree of any indebtedness or liability other than in the ordinary course of business;

            g. any declaration, setting aside or payment by Acquiree of any dividends on, or any other distribution with respect to, any capital stock of Acquiree or any repurchase, redemption or other acquisition of any capital stock of Acquiree;

            h. (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Acquiree, except in the ordinary course of the business of Acquiree, (ii) any increase in the compensation payable or to become payable to any employee of Acquiree; or

      3.10 Except as set forth in the documents listed or referred to in the Disclosure Schedule, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets, or outstanding stock of Acquiree pursuant to any corporate charter, bylaw, indenture, mortgage or lease to which Acquiree or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

                                                              AGREEMENT OF SALE
                                                                         Page 6

      3.11 To the best knowledge of the Sellers and Acquiree, none of the written information and documents which have been or will be furnished by Acquiree or by any representatives of Acquiree to Buyer or any of the representatives of Buyer in connection with the transaction contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Acquiree, Acquiree has disclosed to Buyer as the purchaser of the Sale Shares all material information relating to Acquiree and its activities as currently conducted.

      3.12  The representations and warranties made hereinabove in this
Section 3 will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

      3.13 The Acquiree is authorized to issue five million (5,000,000) shares of common stock, zero (-0-) par value, of which four million and two (4,000,002) shares are issued and outstanding. Acquiree has only one class of capital stock and all outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. There are not outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person.

      3.14 Organization of Acquiree. Acquiree is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite power and authority to own its properties and to carry on its business as now conducted.

      3.15 Officers and Directors. The present officers and directors of Acquiree are as follows:

                  Officers:   President         Stanley O. Hopper
                              Secretary         Jerry Hugo

                  Director:   Stanley O. Hopper

      3.16 Other Agreements. Acquiree is a party to no material agreement (written or verbal) except (i) as disclosed in this Agreement, (ii) orders of merchandise in normal quantities for use in Acquiree's business, and (iii) as set forth in the separate Disclosure Schedule.

      3.17 Insurance Policies. Acquiree has delivered to Buyer true, correct and complete copies of all policies of fire, liability and other forms of insurance now in force with respect to Acquiree and its assets, as listed in the separate Disclosure Schedule. All accrued premiums have been paid and all such policies are in effect and will remain in effect through the Closing Date. Acquiree shall amend such policies to add Buyer as an additional insured.

      3.18 Relationship with Competitors. Sellers do not own or have a material beneficial interest and have not owned or had a beneficial interest within the past three (3) years, directly or indirectly, in any corporation, firm, association, partnership or proprietorship that (i) is similar to or

                                                              AGREEMENT OF SALE
                                                                         Page 7

a competitor of Acquiree, (ii) is a customer or supplier of Acquiree, or (iii) has any existing contractual relationship with Acquiree.

      3.19 Employees. All employees of Acquiree and their current rate of compensation are listed in the separate Disclosure Schedule. Acquiree is not a party to any union contract, pension or profit-sharing plan or any other agreement providing employee benefits except a health and dental insurance plan with Kaiser Permante and Business Men's Assurance Company of America, respectively.

      3.20  Licenses.  (Deleted).

4.    Representations by Buyer

      Buyer warrants and represents, to the extent of the facts known to Buyer, that, effective this date and the Closing Date, the representations listed below are true and correct.

      4.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

      4.2 The Board of Directors of Buyer have duly approved this Agreement.

      4.3 The Buyer's restricted common shares deliverable pursuant to this Agreement shall be validly issued and outstanding, fully paid and nonassessable.

      4.4 The authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, $.001 par value, six million two hundred seventy-three thousand nine hundred sixty-six (6,273,966) of which have been validly issued and are outstanding and four million one hundred ninety-four thousand two hundred twenty-eight (4,194,228) of those are freely tradable without restriction or further registration under the Securities Act of 1933.

      4.5 Annexed hereto as Exhibit 4.5 is the unaudited financial statements dated September 30, 1996. The financial statements in Exhibit 4.5 are substantially correct and complete and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements present fairly the financial condition of Buyer as of the respective dates of said balance sheets and the results of operations for the respective periods indicated in said statements of income and retained earnings and, in the case of each such interim statement, is subject to year-end adjustments consistent with past practice.

      4.6 To the best of Buyer's knowledge, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Buyer) pending or threatened against or affecting Buyer at law or in equity or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of $5,000.00 in any one case of $10,000.00 in the aggregate, or which may result in any material adverse change aside from the monetary adverse judgment or liability, in the business, operations, properties or assets or in the condition, financial or otherwise, of Buyer. To the best of

                                                              AGREEMENT OF SALE
                                                                         Page 8

Buyer's knowledge, Buyer is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      4.7 Buyer has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which it is aware.

      4.8 All federal, state and local tax returns required to be filed by Buyer have been duly filed. Federal income tax returns of Buyer have been submitted to the IRS for all past fiscal years through the fiscal year ended in 1995. All deficiencies proposed by any taxing authority have either been paid or settled or are included in the amounts for accrued taxes shown on the respective balance.

      4.9   Since the date of the balance sheet, there has not occurred:

            a. any material and adverse change in the financial condition or operations of Buyer;

            b. any damage, destruction or loss to or of any of the material assets or properties owned or leased by Buyer;

            c. the creation or attachment of any lien against any of the currently issued and distributed common stock of Buyer;

            d. any waiver, release, discharge, transfer or cancellation by Buyer of any rights or claims of material value;

            e. any issuance by Buyer of any securities or any merger or consolidation of Buyer with any other person or any acquisition by Buyer of the business of any other person;

            f. any incurrence, assumption or guarantee by Buyer of any indebtedness or liability other than in the ordinary course of business;

            g. any declaration, setting aside or payment by Buyer of any dividends on, or any other distribution with respect to, any capital stock of Buyer or any repurchase, redemption or other acquisition of any capital stock of Buyer;

            h. (i) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Buyer, except in the ordinary course of the administration of Buyer, (ii) any increase in the compensation payable or to become payable to any employee of Buyer; or

      4.10 Except as set forth in the documents listed or referred to in Exhibits hereto, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets, or outstanding stock of Buyer pursuant to any corporate charter, bylaw, indenture, mortgage or lease to which Buyer

                                                              AGREEMENT OF SALE
                                                                         Page 9

or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

      4.11 None of the written information and documents which have been or will be furnished by Buyer or any representatives of Buyer to Sellers or any of the representatives of Buyer in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Buyer, Buyer has disclosed to Sellers as the purchaser of the common stock of Buyer all material information relating to Buyer and its activities as currently conducted.

      4.12  The representations and warranties made hereinabove in this
Section 4 will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

      4.13 Buyer is fully aware of the condition and prospects, financial and otherwise, of the Acquiree, having been supplied with such financial and other data relating to the Acquiree as Buyer considered necessary and advisable to enable it to form a decision concerning the purchase herein provided.

      4.14 Buyer is fully aware that the Sale Shares, when delivered, will not have been registered under the Act; that accordingly no sale, offer to sell or transfer of the Sale Shares shall be made unless a registration statement under the Act with respect to the Sale Shares is then in effect or an exemption from the registration requirements of the Act is then, in fact, applicable to the Sale Shares or, in the opinion of Acquiree's counsel, registration is not required.

      4.15 Buyer has been fully advised by the Sellers that the Sellers will sell the Sale Shares to Buyer without registration under the Act on the basis of the statutory exemption in Section 4(2) of the Act relating to transactions not involving a public offering and that Sellers' reliance upon the statutory exemption is based in large part upon Buyer's representations made in this Agreement.

      4.16 Buyer is acquiring the Sale Shares for investment for its own account and not with a view to resell or otherwise distribute the Sale Shares. In making the foregoing representations, Buyer understands that, in the view of the Securities and Exchange Commission, the statutory exemption under Section 4(2) would not be available if, notwithstanding Buyer's representations, it had in mind merely acquiring the Sale Shares for resale upon the occurrence or nonoccurrence of some predetermined event.

      4.17 Buyer has the full right, power and authority to purchase the Sale Shares in accordance with the terms of this Agreement and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

      4.18 Buyer is acquiring the Sale Shares for the purpose of controlling Acquiree.

                                                              AGREEMENT OF SALE
                                                                        Page 10

      4.19 Buyer represents that copies of all documents filed with the Securities and Exchange Commission for the past one (1) year period have been provided to Sellers and that all representations contained therein remain true and complete.

5.    Closing Date

      The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon but is expected to be March 18, 1997. At the Closing, Buyer will be provided with and accept delivery of the Sale Shares, and in connection therewith, and will make payment of all sums due to Seller. Certain closing documents may be delivered subsequent to the Closing Date upon the mutual agreement of the parties hereto. Notwithstanding the foregoing, for purposes of allocating the profits and/or losses of Acquiree, the effective date shall be deemed the 1st day of January, 1997.

6.    Conditions Precedent to the Obligations of Sellers

      All obligations of the Sellers under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

      6.1 The negotiation and execution of an Employment Agreement with Stanley O. Hopper on terms and conditions agreeable to the parties thereto providing for a base salary, benefits and mutually agreed incentive compensation based on performance measures. Said Employment Agreement is attached as Exhibit 9.1.

      6.2 The representations and warranties by Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

      6.3 Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing including the payment of the Price in accordance with the terms hereof.

      6.4 Sellers shall have obtained the resignations of all present officers and directors, and shall appoint such new officers and directors, of Acquiree as Buyer shall direct, subject, however, to the requirement that the resignations of such present officers and directors shall take effect, and such new officers and directors shall take office, only at such time following the Closing, as such taking of office shall be lawful and proper following compliance by Acquiree of all requirements therefor under the Securities Exchange Act of 1934.

      6.5 All instruments and documents delivered to Sellers pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Sellers.

7.    Conditions Precedent to the Obligations of Buyer

      All obligations of Buyer under this Agreement are subject to the fulfillment, prior to the, or at the Closing on, the Closing Date, of each of the following conditions:

                                                              AGREEMENT OF SALE
                                                                        Page 11

      7.1 A financial review of Acquiree's books and records to confirm that two (2) years of audited financials can be obtained.

      7.2 The representations and warranties by Sellers contained in this Agreement or in any certificate or document delivered to Buyer pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

      7.3 Acquiree and Sellers shall have performed and complied with all other covenants, agreement and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

8.    Documents at Closing

      At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

      8.1 Sellers and Acquiree, as the case may be, will deliver, or cause to be delivered, to Buyer the following:

            a. stock certificates for the Sale Shares, duly endorsed in blank with appropriate signature guarantees;

            b. all records of Acquiree, including, without limitation, such books and records, charter documents and California certificate of good standing, as may reasonably be available to Sellers and requested by Buyer;

            c. certified copies of resolutions by Sellers' and Acquiree's boards of directors of executive committees thereof, thereunto duly authorized, authorizing this transaction;

            d. resignations of the present officers and directors of Acquiree to take effect;

            e. a copy of a reasonably current shareholder list of Acquiree certifying the number of shares outstanding;

            f. current financial statements as of January 31, 1997, in addition to those provided by Acquiree previously of Acquiree showing no assets or debts of any substance not otherwise disclosed, except for such sums as may be owed to Acquiree's transfer agent and certain nominal state taxes;

            g. such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                                              AGREEMENT OF SALE
                                                                        Page 12

      8.2 Buyer will deliver or cause to be delivered to Sellers such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

9.    Miscellaneous

      9.1 Prior to Closing, Stanley O. Hopper shall enter into an Employment Agreement with Acquiree under the terms outlined in Exhibit 9.1.

      9.2 The respective representations of Sellers and Buyer contained herein or in any certificates delivered prior to or at Closing shall survive for a period of eighteen (18) months from the Closing Date.

      9.3 Broker's Accomplishment Fee. The Buyer shall be solely responsible for the payment in shares with a value of sixty thousand dollars ($60,000.00) as accomplishment fees due Ralph E. Davies, individually. Payment shall be made at Closing. The value of the shares transferred hereunder shall be determined as of March 7, 1997 as reflected in the NASDAQ bid price published in "The Wall Street Journal".

      9.4 Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      9.5 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      9.6 Arbitration. Any and all disputes and differences between or among the parties with respect to the construction or performance of the terms of this Agreement which cannot be resolved amicably shall be resolved by arbitration before the American Arbitration Association in accordance with its rule then obtaining sitting in Missouri.

      9.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or if sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier then upon receipt thereof to the following addresses:

            To Sellers:       Stanley O. Hopper
                              8500 Carbide Court, Suite 3
                              Sacramento, CA 95828

                              Stephen M. Hopper
                              1907 Mt. Ranier Loop
                              Flagstaff, AZ 86004

                                                              AGREEMENT OF SALE
                                                                        Page 13

            To Acquiree:      Hopper Manufacturing Company
                              8500 Carbide Court, Suite 3
                              Sacramento, CA 95828

            with copies to:   Robert B. Sternfels, Esquire
                              1101 W. Tokay
                              Lodi, CA 95240-3894

            To Buyer:         Applied Cellular Technology, Inc.
                              Nixa Professional Center
                              Highway 160 & CC, Suite 3
                              Nixa, MO  65714

            with copies to:   Merra, Kanakis, Creme & Mellor, P.C.
                              60 Main Street
                              Nashua, NH  03060


      9.8 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.10 Governing Law. This Agreement shall be governed by the laws of the State of Missouri.

      9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

      9.12 Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

      9.13 Severability. If any part of this Agreement is deemed to be unenforceable the balance of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          SELLERS:


                                          /s/ Stanley O. Hopper
                                          -------------------------------------
                                          Stanley O. Hopper

                                                              AGREEMENT OF SALE
                                                                        Page 14


                                          /s/ Stephen M. Hopper
                                          -------------------------------------
                                          Stephen M. Hopper

                                          ACQUIREE:

                                          Hopper Manufacturing Co.


                                          By:  /s/ Stanley M. Hopper
                                             ----------------------------------
                                             Its:  President


                                          BUYER:

                                          Applied Cellular Technology, Inc.


                                          By:  /s/ Garrett A. Sullivan
                                             ----------------------------------
                                             Title:  President

                                   EXHIBIT 4.5



             Applied Cellular Technology, Inc. and Subsidiaries

                Audited Consolidated Financial Statements for

                        Year Ending December 31, 1996



                  Filed on Form 10-KSB filed March 31, 1997

                  which is incorporated herein by reference

                               EXHIBIT 9.1

                  EMPLOYMENT AND NON-COMPETE AGREEMENT



This Employment and Non-Compete Agreement ("Agreement") is entered into this 18th day of March, 1997 by and between Hopper Manufacturing Company ("HMC") and Stanley O. Hopper ("Hopper"). The parties agree:

1.    Employment

      HMC employs Hopper and Hopper accepts the employment on the following terms as well as those set forth in HMC's Employee Handbook as it may, from time to time, adopt. If there is a conflict, these provisions control.

      Hopper shall serve in the capacity of President and Chief Executive Officer of Hopper Manufacturing Co., Inc., wholly owned subsidiary of Applied Cellular Technology, Inc. Hopper's principal duties and responsibilities shall include those customarily performed by the President and Chief Executive Officer of the company. Hopper shall perform such other services and duties as may, from time to time, be decided upon by HMC. Except during vacation periods or in accordance with HMC's personnel policies covering executive leaves and reasonable periods of illness or other incapacitation, Hopper shall devote a substantial part of, but not all of, his business time and services to the business and interest of HMC. Hopper shall perform the duties of his office and those assigned to him by HMC's Board of Directors with fidelity, to the best of his ability and in the best interests of HMC.

2.    Term of Employment

      Hopper's term of employment by HMC shall commence on March 18, 1997 and shall continue for a period of one (1) year, terminating at midnight on March 17, 1998 ("Employment Period"). The Agreement may be extended upon the mutual agreement of the parties. Such extension shall be in accordance with the terms of this Agreement unless specifically modified in writing.

3.    Compensation

      Hopper's annual base compensation shall be Seventy-Two Thousand Dollars ($72,000.00). Such compensation shall be paid in accordance with HMC's usual payroll procedure.

      If, during the Employment Period, or any extension thereof, Hopper introduces Applied Cellular Technology, Inc. ("ACT") to a company which it later acquires at least an eighty percent (80%) interest in, ACT shall then pay Hopper directly a commission computed as a percentage of the gross purchase price of that interest as follows:

                                           EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                         Page 2


            5% of the first $1,000,000.00;
            4% of the next $1,000,000.00;
            3% of the next $1,000,000.00;
            2% of the next $1,000,000.00;
            1% of the remaining purchase price.

      In any event, the first Seventy-Two Thousand Dollars ($72,000.00) generated annually, in accordance with the above, shall be retained by ACT. Hopper shall collect all commissions in excess of Seventy-Two Thousand Dollars ($72,000.00) annually.

      Gross Purchase Price shall be defined as the total amount paid by ACT for the acquisition of the acquired company's shares.

4.    Insurance, Expenses and Vehicles

      HMC shall provide Hopper health insurance (medical, dental and hospitalization insurance) as it provides to other employees. Hopper shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans and other benefit plans, from time to time, in effect for executives of HMC.
Such participation shall be subject to the terms of the applicable plan documents, generally applicable HMC policies and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan. In addition, Hopper shall be entitled to receive benefits which are the same, or substantially similar, to those which are currently being provided to the other executives by HMC.

      In accordance with HMC's policy, Hopper will be reimbursed for all "out-of-pocket" and other direct business expenses (exclusive of commuting costs). In addition to the above, HMC shall reimburse Hopper for all automobile expenses incurred as a result of the business use of his automobile, including the assumption of the outstanding loan payment.

5.    Vacation

      HMC shall provide Hopper six (6) weeks of paid vacation during the Term of this Agreement in blocks of not greater than two (2) weeks. Such vacation may be taken at the mutual convenience of the parties.

6.    Termination

      Notwithstanding the provisions of Paragraph 2, Hopper's employment hereunder shall terminate under the following circumstances:

                                           EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                         Page 3

      a.    Death or Permanent Disability.  In the event of Hopper's death
            -----------------------------
during the Employment Period, his employment shall terminate on the date of his death or Permanent Disability (as defined below).

            Permanent Disability.  For the purposes of this Agreement, the
            --------------------
term "Permanent Disability" shall mean Hopper's inability to perform his duties as prescribed in this Agreement for a period of time in excess of three (3) months, which, following a written request by either HMC or Hopper, shall be determined by agreement between the parties and, if they cannot agree, by a panel of three (3) physicians, one of whom will be selected by HMC, one by Hopper and the third by the first two so selected. Said panel shall also fix the date of the occurrence of the Permanent Disability. Said panel's determination shall be conclusive. Notwithstanding anything to the contrary set forth herein, Hopper shall be presumed to be permanently disabled as of the date he is receiving payments for permanent disability under any disability insurance policies, or under the Social Security Act.

      b.    Temporary Disability.  If, due to physical or mental illness,
            --------------------
disability or injury, Hopper shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Board of Directors may designate another person to act in his place during the period of such disability. Notwithstanding any such designation, Hopper shall continue to receive his full salary and benefits under Paragraph 3 of this Agreement until he becomes eligible for disability income under HMC's disability income plan. In the absence of a disability income plan at the time of such disability, HMC shall pay Hopper benefits equal to those Hopper would have received if HMC's current disability income plan were in effect at such time; provided, however, that HMC's obligations hereunder shall cease twelve (12) months from the onset of such disability.

      c.    Termination by HMC for Cause.  Hopper's employment hereunder may
            ----------------------------
be terminated for cause, without further liability on the part of HMC, by a majority vote of all of the members of the Board of Directors. Termination for cause includes, but is not limited to:

            i.    Deliberate dishonesty of Hopper with respect to HMC.

            ii.   Conviction of Hopper of a crime involving moral turpitude.

            iii. Gross and willful failure to perform a substantial portion of his duties and responsibilities hereunder.

            iv. Hopper's abandonment of his duties hereunder for a period of more than ninety (90) days. Abandonment by Hopper of duties hereunder shall be deemed to have occurred if: Hopper ceases to function and perform duties hereunder, leaves the geographic area in which HMC engages in its business or conducts himself with intentional disregard of HMC's interest and its business.

      Upon termination of this Agreement, regardless of reason, HMC shall transfer the title of the automobile to Hopper, free and clear of any future claim or claims.

                                           EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                         Page 4

      Upon termination of the Agreement, payments under this Agreement shall cease; provided, however, that Hopper shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Hopper has not yet been paid.

7.    Resignation as Officer and Director

      In the event that Hopper's employment with HMC is terminated for any reason whatsoever, Hopper agrees to immediately resign as an Officer and Director of HMC.

8.    Non-Competition

      In the event that Hopper elects to leave the employment of HMC during or at the end of this Agreement, or any extension thereto, or if Hopper is terminated for cause, Hopper is not permitted to engage in direct competition with HMC for a further period of three (3) years. For purposes of definition, "direct competition" is deemed to be a similar company engaged in the remanufacture of automotive parts within a twenty (20) miles radius of any of HMC's facilities.

9.    Restriction on Authority of Hopper

      Notwithstanding anything set forth in this Agreement to the contrary, Hopper, in the performance of his duties hereunder, shall not take any of the following actions without the written consent of the Board of Directors:

      a. Enter into negotiations or execute documents which would effect the existing debt level and/or structure or alter, modify or change any banking relationships after such Closing Date.

10.   Representations and Warranties

      Hopper hereby represents and warrants that he is free to enter this Agreement and to render his services pursuant hereto and that neither the execution and delivery of this Agreement, nor the performance of his duties hereunder, violates the provisions of any other agreements to which he is a party or by which he is bound.

11.   Confidentiality

      Hopper recognizes that HMC has and will have inventions, business affairs, products, future plans, trade secrets, customer lists and other vital information (collectively "Confidential Information") which are valuable, special and unique assets of HMC. Hopper agrees that he will not, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate in any manner any Confidential Information to any third party without the prior written consent of the Board of Directors of HMC. Hopper will protect the Confidential Information and treat it as strictly confidential.

                                           EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                         Page 5

      In the event of a breach, or threatened breach, by Hopper of his obligations under this Paragraph, Hopper hereby acknowledges and stipulates that HMC shall not have an adequate remedy at law, shall suffer irreparable harm and, therefore, it is mutually agreed and stipulated by the parties hereto that, in addition to any other remedies at law or in equity which HMC may have, Hopper shall be entitled to obtain in a court of law and/or equity
(i) a temporary and/or permanent injunction from disclosing in whole or in part such Confidential Information or (ii) from providing any services to any party to whom such Confidential Information has been disclosed, or may be disclosed. HMC shall not be prohibited by this Paragraph from pursuing other remedies, including a claim for losses and damages.

12.   Notices

      All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

            Employer:         Hopper Manufacturing Company
                              8500 Carbide Court, Suite 3
                              Sacramento, CA 95828

                              Attn: Garrett Sullivan
                                    Chairman of the Board


            Employee:         Stanley O. Hopper
                              c/o Robert Sternfels, Esquire
                              1101 West Tokay
                              Lodi, CA 95240-3894

      Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

13.   Binding Agreement

      The rights and obligations of HMC under this Agreement shall inure to the benefit of and shall be binding on the successors and assigns of HMC, provided that Hopper's duties and general location of employment shall not be materially changed by any assignment of this Agreement.

                                           EMPLOYMENT AND NON-COMPETE AGREEMENT
                                                                         Page 6

 14.  Attorney's Fees

      If any legal action arises under this Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees.

15.   Waiver

      Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision or prevent that party from enforcing any other provision of this Agreement.

16.   Governing Law

      This Agreement shall be governed by the laws of the State of California.


                                    HOPPER MANUFACTURING COMPANY



                                    By: /s/ Garrett A. Sullivan
                                       ----------------------------------------
                                        Its:  Chairman




                                    /s/ Stanley O. Hopper
                                    -------------------------------------------
                                    Stanley O. Hopper